SHAREHOLDER SERVICING AGREEMENT


     AGREEMENT, made as of this 31st day of March, 1999 by and among First Fund Distributors Inc. (the "Distributor"), Provident Investment Counsel (the "Management Company") and PIC Investment Trust (the "Trust") solely with respect to the paragraphs listed on the signature page hereto, in connection with the provision of administration, shareholder and shareholder-related services to each fund listed on Schedule A hereto, as such Schedule A may be amended from time to time (each, a "B Fund," and collectively, the "B Funds").

                              W I T N E S S E T H:

     WHEREAS, the Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "Act"); and

     WHEREAS, currently, each B Fund offers solely shares that are subject to a contingent deferred sales charge ("CDSC shares"); and

     WHEREAS, the Trust requires administration, shareholder and shareholder-related services and the Management Company has developed the capability to arrange for the provision of, or to provide, certain of the services required by the Trust; and

     WHEREAS, the Trust has adopted a Distribution Plan pursuant to Rule 12b-1 under the Act (the "Plan") pursuant to which the Trust pays the Distributor a shareholder servicing fee (the "Shareholder Servicing Fee"); and

     WHEREAS, the Distributor is authorized, pursuant to the Plan, to make certain payments to other entities for providing administrative, shareholder and shareholder-related assistance to a B Fund or its shareholders; and

     WHEREAS, the Distributor desires to engage the Management Company to provide, or arrange for the provision of, such services to each B Fund and its shareholders and to provide, or arrange for the provision of, certain other services which are now or may hereafter be required by the Trust on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Management Company is not registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is therefore not required or permitted to perform any services that would require such registration.

     NOW, THEREFORE, in consideration of the premises and the promises hereinafter set forth, the Distributor and the Management Company agree as follows:

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     1. Shareholder and Shareholders-Related Services to be Provided. The
Management Company shall provide such of the following services as are required by the B Funds, their shareholders or shareholder representatives such as bank trust departments and registered investment advisers ("Shareholder Representatives");

          (a) Direct administrative and shareholder services, consisting of:

             (i)    maintenance of shareholder accounts;

             (ii) processing and/or coordinating B Fund CDSC share purchase and redemption requests transmitted or delivered to the office of the Management Company;

             (iii) coordinating and implementing bank-to-bank wire transfers in connection with B Fund CDSC share purchases and redemptions;

             (iv) executing orders under any offer of exchange offered by the Trust involving concurrent purchases and redemptions of shares of a B Fund or shares of another fund;

             (v) responding to telephonic and in-person inquiries from shareholders or Shareholder Representatives requiring information regarding matters such as shareholder account or transaction status, net asset value of B Fund CDSC shares, B Fund performance, B Fund services, plans and options, B Fund investment policies, B Fund portfolio holdings and B Fund distributions and taxation thereof;

             (vi) dealing with complaints and correspondence from shareholders or Shareholder Representatives directed to or brought to the attention of the Management Company;

             (vii) performing sub-accounting for shareholders of record who hold their shares for the benefit of other beneficial owners, including establishing and maintaining accounts and records (such as back-up withholding and tax identification number certifications) for such beneficial owners, including combined statements showing such beneficial owners holdings in all B Funds combined.

          (b) Such other shareholder and shareholder-related services, whether similar to or different from those described in Subparagraph (a) and this Subparagraph (b), each of this Paragraph 1, as the parties may from time to time agree in writing.

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
     2. Other Services to be Provided. The Management Company shall provide such other services required by the Trust as the parties may from time to time agree in writing are appropriate to be provided under this Agreement. In the event that the Management Company provides any services to the Trust, or pays or assumes any Trust expense, which the Management Company is not obligated to provide, pay or assume under this Agreement, the Management Company shall not be obligated hereby to provide the same of any similar service to the Trust or to pay or assume the same or any similar Trust expense in the future; provided, that nothing herein contained shall be deemed to relieve the Management Company of any obligation to the Distributor, Trust or a B Fund under any separate agreement or arrangement between the parties.

     3. Shareholder Servicing Fees. As compensation for all services provided and expenses paid or assumed by the Management Company under this Agreement, the Distributor shall pay the Management Company a Shareholder Servicing Fee with respect to each B Fund's CDSC shares, as described in each respective B Fund's Plan and this Agreement.

     4. Manner of Providing Services. The Management Company may provide services under this Agreement through its own personnel or by purchasing such services from a third party. If a third party is retained to provide services, any fees payable to such third party shall be paid by the Management Company.

     5. Trust Ownership of Records. All records required to be maintained and preserved by the Trust pursuant to the provisions or rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and maintained and preserved by the Management Company in connection with the performance of its obligations hereunder, are the property of the Trust and shall be surrendered by the Management Company promptly on request by the Trust; provided, that the Management Company may at its own expense, make and retain copies of any such records.

     6. Confidentiality. The Management Company agrees, on its own behalf and on behalf of its employees, agents and contractors, to keep confidential any and all records maintained and other information obtained hereunder which relates to the Trust or to any of the Trust's former, current or prospective shareholders, except that the Management Company may deliver records or divulge information when requested to do so by duly constituted authorities after prior notification to, and approval in writing by, the Trust (which approval will not be unreasonably withheld and may not be withheld by the Trust where the Management Company advises the Trust that it may be exposed to civil or criminal contempt proceedings or other penalties for failure to comply with such request) or whenever requested in writing to do so by the Trust.

     7. Services to Other Clients. Nothing herein contained shall limit the freedom of the Management Company or any affiliated person of the Management Company to render services of the types contemplated hereby to other persons, firms or corporations, including but not limited to other investment companies, or to engage in other business activities.

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
     8. Management Company Actions in Reliance on Trust Instructions, Legal Opinions, Etc; Trust Compliance with Law.

          (a) The Management Company may at any time apply to an officer of the Trust for instructions, and may consult with legal counsel for the Trust or with the Management Company's own legal counsel, in respect of any matter arising in connection with this Agreement; and the Management Company shall not be liable for any actions taken or omitted to be taken in good faith and with due care in accordance with such instructions or with the advice or opinion of such legal counsel. The Management Company shall be protected in acting upon any such instructions, advice or opinion and upon any other paper or document delivered by the Trust or such legal counsel which the Management Company believes to be genuine and to have been signed by the proper person or persons, and the Management Company shall not be held to have notice of any change of status or authority of any officer or representative of the Trust, until receipt of written notice thereof from the Trust.

          (b) Except as otherwise provided in this Agreement or in any separate agreement between the parties and except for the accuracy of information furnished to the Trust by the Management Company, the Trust assumes full responsibility for the preparation, contents, filing and distribution of its Prospectus and Statement of Additional Information, and full responsibility for other documents or actions required for compliance with all applicable requirements of the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction over the Trust.

     9. Liability of Management Company and Distributor.

          (a) The Management Company shall not be liable to the Distributor or the Trust for any action taken or omitted to be taken by the Management Company or its employees, agents or contractors in carrying out the provisions of this Agreement if such action was taken or omitted in good faith and without negligence or misconduct on the part of the Management Company, or its employees, agents or contractors.

          (b) The Distributor shall not have any responsibility or liability to the Management Company or the Trust hereunder except for the payment of the Shareholder Servicing Fee as provided herein; provided that such liability shall be limited to the amount of the Shareholder Servicing Fee actually received by the Distributor under each respective B Fund's Plan.

     10. Indemnification by Trust. The Trust shall indemnify the Management Company and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Management Company which result from: (i) any claim, action, suit, or proceeding in connection with the Management Company's entry into or performance of this

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
Agreement; or (ii) any action taken or omission to act committed by the Management Company in the performance of its obligations hereunder; or (iii) any action of the Management Company taken upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Trust; provided, that the Management Company shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of the Management Company, or its employees, agents or contractors. Before confessing any claim against it which may be subject to indemnification by the Trust hereunder, the Management Company shall give the Trust reasonable opportunity to defend against such claim in its own name or in the name of the Management Company.

     11. Indemnification by Management Company. The Management Company shall indemnify the Trust and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Trust which result from: (i) the Management Company's failure to comply with the terms of this Agreement; or (ii) the Management Company's lack of good faith in performing its obligations hereunder; or (iii) the negligence or misconduct of the Management Company, or its employees, agents or contractors in connection herewith. The Trust shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of the Trust or its employees, agents or contractors other than the Management Company, unless such negligence or misconduct results from or is accompanied by negligence or misconduct on the part of the Management Company, any affiliated person of the Management Company, or any affiliated person of an affiliated person of the Management Company. Before confessing any claim against it which may be subject to indemnification hereunder, the Trust shall give the Management Company reasonable opportunity to defend against such claim in its own name or in the name of the Trust.

     12. Effect of Agreement. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or its By-Laws or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of the Trust of their responsibility for and control of the conduct of the business and affairs of the Trust.

     13. Term of Agreement. This Agreement shall become effective as of the date first above written and shall remain in force for two years from the date hereof and thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each relevant B Fund, and (b) concurrently with such approval by the Trustees or prior to such approval by the holders of the outstanding voting securities of each relevant B Fund, as the case may be, by the vote of a majority of those Trustees who are not interested persons, as defined in the Act, of the Trust and who have no direct or indirect financial interest in the operation of any relevant B Fund's Plan, any agreement related to such Plan or this Agreement ("Qualified Trustees"), cast in person at a meeting called for the purpose of voting upon such approval. The Management Company shall furnish to the Trust, promptly upon its request, such information

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(including the Management Company's costs of delivering the services provided to the Trust hereunder) as may reasonably be necessary to enable the Trust's Trustees to evaluate the terms of this Agreement or any extension, renewal or amendment hereof. The Management Company shall permit the Trust and its accountants, counsel or other representatives to review its books and records relating to the services provided hereunder at reasonable intervals during normal business hours upon reasonable notice requesting such review.

     14. Amendment and Assignment of Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each relevant B Fund, and (b) by the vote of a majority of the Qualified Trustees cast in person at a meeting called for the purpose of voting on such amendment.

     15. Termination of Agreement. This Agreement may be terminated at any time with respect to any and/or all of the B Funds, without the payment of any penalty, by a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of each relevant B Fund, or by the Distributor or the Management Company, on not more than sixty (60) days' nor less than thirty
(30) days' prior written notice to the other party; provided that, in the case of termination by a B Fund, such action shall have been authorized by resolution of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the relevant B Fund. This Agreement shall automatically terminate in the event of its assignment.

     16. Interpretation and Definition of Terms. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission (the "Commission") validly issued pursuant to the Act. Specifically, the terms "interested persons," "assignment" and "affiliated person," as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the Act. In addition, when the effect of a requirement of the Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Trust, the Distributor and the Management Company may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this Paragraph 16. Any such interpretations or clarifications shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulations, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

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     17. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     18. Execution in Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19. Choice of Law. Except insofar as the Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.

     20. Limitation of Liability. The parties expressly agree that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the Trust estate, as provided in the Trust's Declaration of Trust. Any authorization by the Trustees or shareholders of this Trust, acting as such, to execute or deliver this Agreement or both, shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Trust Estate as provided in the Trust's Declaration of Trust.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

                                             FIRST FUND DISTRIBUTORS INC.


                                             By: /s/Steven J. Paggioli
                                                -----------------------------
                                             Name: Steven J. Paggioli
                                             Title: Vice President


                                             PROVIDENT INVESTMENT COUNSEL

                                             By: /s/Douglass B. Allen
                                                -----------------------------
                                             Name: Douglass B. Allen
                                             Title: Vice President

     PIC INVESTMENT TRUST, on behalf of each B Fund, hereby joins and executes this Agreement as a third party beneficiary with respect to paragraphs 1, 5, 6 and 11 through 20 hereof, and as an obligor solely with respect to paragraph 10 hereof, and hereby acknowledges and accepts the provisions of paragraphs 8 and 9 hereof.


                                             PIC INVESTMENT TRUST


                                             By:/s/Douglass B. Allen
                                                -----------------------------
                                             Name: Douglass B. Allen
                                             Title: President

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                                                                      SCHEDULE A

                                     B FUNDS

       Provident Investment Counsel Pinnacle Balanced Fund B

       Provident Investment Counsel Pinnacle Growth Fund B

       Provident Investment Counsel Pinnacle Mid Cap Fund B

       Provident Investment Counsel Pinnacle Small Company Growth Fund B


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